12/31/1999                                                         EXHIBIT 13(d)
SELECT RESERVE - SEP ACCT D
HYPOTHETICAL HISTORICAL RETURNS
Three New Funds

                                                                                                                          FUND
USING HYPOTHETICAL UNIT VALUES                                    1 YEAR            5 YEARS          10 YEARS           INCEPTION
===================================================================================================================================
                                                                12/31/98          12/31/94          12/31/89          10/2/89
North American - AG International Equities                      12/31/99          12/31/99          12/31/99         12/31/99
                                                                     365              1825              3650             3742
INITIAL INVESTMENT                                              1,000.00          1,000.00          1,000.00         1,000.00
BEG OF PERIOD UV                                                7.771251          5.498331          5.202687         5.049805
# OF UNITS PURCHASED                                          128.679411        181.873372        192.208372       198.027449
END OF PERIOD UV                                               10.000000         10.000000         10.000000        10.000000
END OF PERIOD VALUE                                             1,286.79          1,818.73          1,922.08         1,980.27

PERCENT RETURN - CUMMULATIVE/NO FEES & NOT SURR                    28.68%            81.87%            92.21%           98.03%
PERCENT RETURN - ANNUALIZED/NO FEES & NOT SURR                     28.68%            12.71%             6.75%            6.89%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      10/1/91
North American - AG MidCap Index Fund                                                                                12/31/99
                                                                     365              1825              3650             3013
INITIAL INVESTMENT                                              1,000.00          1,000.00          1,000.00         1,000.00
BEG OF PERIOD UV                                                8.736725          3.651108               N/A         2.767324
# OF UNITS PURCHASED                                          114.459365        273.889460               N/A       361.359927
END OF PERIOD UV                                               10.000000         10.000000         10.000000        10.000000
END OF PERIOD VALUE                                             1,144.59          2,738.89               N/A         3,613.60

PERCENT RETURN - CUMMULATIVE/NO FEES & NOT SURR                    14.46%           173.89%               N/A          261.36%
PERCENT RETURN - ANNUALIZED/NO FEES & NOT SURR                     14.46%            22.32%               N/A           16.84%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      4/20/87
North American - AG Stock Index Fund                                                                                 12/31/99
                                                                     365              1825              3650             4638
INITIAL INVESTMENT                                              1,000.00          1,000.00          1,000.00         1,000.00
BEG OF PERIOD UV                                                8.326875          2.936238          2.046691         1.626271
# OF UNITS PURCHASED                                          120.093072        340.571847        488.593540       614.903666
END OF PERIOD UV                                               10.000000         10.000000         10.000000        10.000000
END OF PERIOD VALUE                                             1,200.93          3,405.72          4,885.94         6,149.04

PERCENT RETURN - CUMMULATIVE/NO FEES & NOT SURR                    20.09%           240.57%           388.59%          514.90%
PERCENT RETURN - ANNUALIZED/NO FEES & NOT SURR                     20.09%            27.77%            17.19%           15.37%
------------------------------------------------------------------------------------------------------------------------------------